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                                                                     EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT
                            CHAPARRAL STEEL COMPANY




                                                         JURISDICTION
                         SUBSIDIARY                    OF INCORPORATION
                         ----------                    ----------------

       Wholly-Owned:

       Chaparral Steel Texas, Inc......................     Delaware
       Chaparral Steel Holdings, Inc...................     Delaware
       Chaparral Steel Trust...........................     Delaware
       Chaparral Steel Midlothian, LP..................     Delaware
       Star 2000 LP....................................     Delaware

       Castelite Steel Products, Inc...................     Texas

       80% Owned:

       America Steel Transport, Inc....................     Texas




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